SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 7, 2003

PEREGRINE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22209	95-3773312

(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive, San Diego, California	92130

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 481-5000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events
SIGNATURE
EXHIBIT INDEX

ITEM 5. Other Events

Emergence From Bankruptcy

On August 7, 2003, we issued a press release announcing that our Fourth Amended Plan of Reorganization, as Modified, Dated July 14, 2003 (“Plan of Reorganization”), as confirmed by the U.S. Bankruptcy Court for the District of Delaware in an order dated July 18, 2003 (the “Confirmation Order”), will become effective as of August 7, 2003 and that we will formally emerge from Chapter 11 bankruptcy protection as of that date. A copy of the press release is filed herewith as Exhibit 99.1 to this Form 8-K.

Further information regarding our bankruptcy confirmation may be found in our Form 8-K filed on July 18, 2003. Our Plan of Reorganization, the Disclosure Statement in Support of our Plan of Reorganization and the Confirmation Order approving our Plan of Reorganization were filed as exhibits to the Form 8-K filed on July 18, 2003 and are referenced in this 8-K as Exhibits 99.2, 99.3 and 99.4, respectively.

Discussion of Internal Control Structure and Procedures for Financial Reporting

We are disclosing the following information regarding our internal control structure and procedures for financial reporting pursuant to the terms of the supplemental consent and undertaking between us and the U.S. Securities and Exchange Commission (“SEC”), the judgment relating to which was entered on July 23, 2003. This judgment was entered in response to a complaint filed by the SEC concurrently with the consent and undertaking. The consent decree requires us to make a public statement upon the effective date of our Plan of Reorganization that fully and accurately discloses the current condition of our internal control structure and our procedures for financial reporting. The public statement must also disclose any current deficiencies in our internal control structure and/or procedures for financial reporting, including but not limited to deficiencies alleged by the SEC in its complaint.

Background

Since joining the company at various points during the late spring of 2002, our CEO, CFO and General Counsel have been simultaneously addressing a series of financial and legal matters related to our ongoing survival and viability. These matters include: the divestiture of several operating divisions and product lines, including Harbinger and Remedy; employee reductions in force; the SEC investigation and settlement, and the on-going Department of Justice investigation (collectively, “the Investigations”); the de-listing of the company’s stock from NASDAQ; shareholder and other lawsuits; the Chapter 11 bankruptcy filing and proceeding and the formulation and negotiation of a consensual plan of reorganization (the “Bankruptcy”); the restatement of the company’s audited financial statements for the three fiscal years ending March 31, 2002 (of which fiscal 2000 and 2001 and the first three quarters of fiscal 2002 were restated)(collectively, the “Restatement”); customer and employee retention; and the on-going development, marketing, sales and support of the remaining core software products.

Upon joining the company, our then-new senior management team realized that there were significant deficiencies in the company’s internal controls and financial reporting procedures. This became apparent in the course of responding to subpoenas issued in connection with the Investigations, collecting and analyzing financial data for the Bankruptcy, the Restatement, and other purposes, and in the process of generally becoming familiar with the operations of the business. Contributing to the difficulties in addressing this area was the fact that the majority of our Finance department from before June 2002 either resigned or were terminated shortly after the new management team’s arrival, including most senior level Finance personnel. We hired consultants to assist with both the extraordinary matters and with normal financial operations. New personnel have been, and are being, hired for various Finance department positions.

Several significant matters have been concluded during calendar 2003 to date: on February 28, we filed the Restatement with the SEC and with the Bankruptcy Court; on June 30, the SEC filed a Complaint against us alleging financial fraud, and simultaneously announced a partial settlement concerning certain matters alleged in the Complaint; on July 8, 2003, the SEC announced that it would not seek monetary damages from us in connection with its past misconduct in view of, among other things, our cooperation in promptly bringing past problems to light, and otherwise cooperating with the Investigations; on July 23, a Judgment was entered in U.S. District Court for the Southern District of California, on the basis of our Supplemental Consent and Undertaking , constituting a full settlement with the SEC; and on August 7 we announced that all requirements for emerging from our Chapter 11 reorganization had been completed, and that the Plan of Reorganization was effective.

Accordingly, with several extraordinary matters either concluded or requiring substantially less attention than the period since June of 2002, we have begun to emphasize operational matters. A primary operational area of emphasis going forward will be the continued strengthening of our internal financial control structure and the procedures for financial reporting.

Discussion

1. Current Condition of Internal Controls and Financial Reporting Procedures

a. Accounting Policies

Our accounting policies are not comprehensive and fail to address a number of material areas of accounting. The lack of formal accounting policies increases the risk a transaction may not be accounted for consistently and in accordance with established policy or generally accepted accounting principles. In addition, new employees may have difficulty understanding and following accounting policies that are not formally documented.

We are in the process of developing, documenting, communicating and implementing formalized accounting policies. We have developed a comprehensive revenue recognition policy, and have performed training in the sales and finance functions. We are in the process of documenting our other accounting policies. The initial focus will be on higher risk areas, such as equity transactions, areas that require significant estimates, major purchases and non-standard business transactions.

b. Documentation of Processes and Procedures

We have not historically followed a formal period-end accounting closing procedure. In addition, most closing procedures are currently not documented. Closing procedures tailored for annual, quarterly and monthly closing can reduce the risk of financial statement errors.

We are in the process of establishing formal closing procedures and plan to create a closing procedure manual with an agreed upon checklist of major close procedures, including preparation and review responsibilities.

c. Account Reconciliation

Most general ledger accounts, including cash, accounts receivable, accounts payable, accrued liabilities, deferred revenues and revenues were not reconciled to the detailed subsidiary ledgers on a timely basis. Furthermore, deviations noted in the reconciliation process were not properly corrected on a timely basis.

As part of the process of preparing our financial statements for the most recent fiscal year, we are reconciling subsidiary ledgers to the general ledger. In addition, the procedure manual that we are developing will designate the key reconciliations to be completed on a periodic basis. Later this fiscal year, as we bring our public financial reporting current, we will begin to perform these reconciliations on a monthly basis.

d. Financial Reporting Systems

During the past several years, we acquired and integrated multiple businesses. Although there has been a substantial investment in automating our financial reporting systems, most systems are overly complex, poorly integrated and inconsistently implemented across the company. As a result, preparation of financial statements requires multiple steps and manual intervention. Furthermore, transactions are not recorded simultaneously in the detail ledger and general ledger, which could cause an error. We do not have an automated way, at present, to consolidate worldwide results for the company.

Until the reporting systems are enhanced or replaced, our management must perform additional reviews and analysis, to insure the financial statements are properly stated. We are currently prioritizing planned systems improvements, which we expect to begin implementing later this year.

e. Processing of Sales Orders

Our sales transactions are generally complex, as each order may include multiple products and services along with, in some cases, a customized customer contract agreement. In addition, our sales order processing system is not integrated, therefore requiring transaction information to be recorded by multiple individuals and entered into several databases. The sales ledger (or sub-system) itself is currently maintained in a spreadsheet program, primarily because the “revenue reporting” module in the financial reporting system, as configured, cannot support revenue recognition for our sales transactions. These facts and circumstances create an environment where processing errors are easily created and fraudulent sales can be recorded.

Until the sales order process and systems can be improved, our financial management must devote substantial efforts to re-checking information to insure reported revenue information is correct. We are currently evaluating improvements to the recording of revenue transactions, including certain simplifications of business processes and licensing standards.

f. Management Reporting and Analysis

In the past, we have not widely disseminated financial reports within the organization. In addition, our corporate structure is unnecessarily complex and the historical consolidation process has not been properly documented. Finance personnel must spend a great amount of time reviewing for accuracy. Most operational and financial managers have minimal information to compare actual results achieved to original financial plans. The restatement of prior year data also leaves little useful historical information to perform trend analyses. As a result, errors and key business trends could go undetected.

We have begun the process of simplifying our corporate structure. In addition, we have prepared detailed budgets by department. Further, we plan to formalize and document our consolidation process and budget reporting, and to analyze our results by department.

g. Staffing and Training of Finance Personnel

During the past 15 months, we experienced significant employee turnover in personnel. In addition, we went through a period of substantial restructuring, including the Bankruptcy. As a result, we are presently understaffed and existing personnel are not aware of nor following standardized accounting policies and procedures.

We have used several outside service providers to help in the preparation of our financial reports. In addition, many key finance positions were filled in the last six months. We will continue to hire, train and supervise the staff, as we develop more formal policies and procedures.

h. Segregation of Duties/Responsibilities and Management Review

Certain accounting personnel have had the ability and responsibility to post and reconcile accounts under their control without an independent review. This lack of segregation of duties allowed accounting personnel to manipulate financial information that went undetected. Additionally, procedures need to be implemented to ensure that management personnel with appropriate knowledge and understanding review reconciliations and other financial information.

As described above, we are beginning to develop a procedures manual and plan to document our control processes, including key controls. We also plan to designate individuals as having responsibility for the preparation and review of key accounts. As part of this process, we will evaluate proper segregation of duties and restrict user-access to certain applications where appropriate.

i. Additional Corporate Requirements

There have been, and continue to be, policy and process deficiencies in certain other company operational and/or administrative areas, specifically contract management. We intend to develop formal policies and procedures for contract management to cover, among other areas, signature authority and approval thresholds, as well as notification, security, and retention requirements.

2. Complaint Allegation Matters

a. Revenue Recognition

For the fiscal years ended March 31, 2001 and 2000 and the nine months ended March 31, 2002 (collectively, the “Restatement Period”) there were several issues with revenue recognition, resulting in the overstatement of our reported revenue. There were several categories of improper revenue recognition, which are addressed below.

i. Sales Through Third Parties

In addition to selling directly to end-users, we sell products and services through third party resellers. For most transactions during the Restatement Period, we recognized revenue when it “sold in” to a third party reseller, regardless of whether the reseller had a firm commitment from an end-user customer to purchase the software.

For the Restatement Period, revenue has been restated to reflect revenue only upon completion of the ultimate sale to an end-user customer. In addition, our policy has been amended to recognize revenue upon proof of sell-through to the end-user customer. We have been training, and will continue to train, sales and finance personnel regarding our revenue recognition policy.

ii. Side Letters or Sales Contract Amendments

In many cases, revenue was recognized despite the fact that the purchase commitments with end-user customers and resellers were not fixed, but were subject to conditions and contingencies. In certain instances, amendments or side letters were agreed to, but not considered in the revenue recognition analysis.

Affected transactions have been adjusted for the Restatement Period. We specifically prohibit these activities under the current policy, and we closely monitor compliance. We have been training, and will continue to train, sales and finance personnel regarding our revenue recognition policy.

iii. Reciprocal Transactions

During the Restatement Period, we engaged in a number of reciprocal transactions related to acquisitions, investments, and sales to customers for the primary purpose improperly inflating our revenues. In certain instances, we purchased product lines from, or made investments in, third-party companies who agreed to license our products. In other instances, we engaged in non-monetary exchanges, or trading our software or services, for a customer’s product. In many of these instances, we recognized revenue for the product licensed and capitalized the cost of the acquired product or investment.

Accounting for these transactions has been restated as appropriate, to reduce the original cost of the acquisition or investment or reflect the exchange at historical cost when either (i) the value of the exchange could not be objectively measured or (ii) the exchange was for product to be sold in the ordinary course of business. The updated revenue recognition policy also specifically addresses this issue. In addition, finance and sales personnel have received, and will continue to receive revenue recognition training.

iv. Installment Sales

We used long-term installment contracts as a standard business practice during the Restatement Period. The contract fee was generally recognized as revenue at the time the installment contract was signed. However, based on our review of the collection history of these contracts, along with our history of providing concessions to customers, we restated results to reflect revenue upon the due date of the extended payment, in cases where payment was made.

Affected transactions have been adjusted for in the Restatement Period. Our current policy defers revenue recognition on installments due more than 90 days after original execution of a sales contract. Under the current policy, such installments are recognized when due, assuming all other revenue recognition criteria are met. We have been training, and will continue to train, sales and finance personnel regarding the company’s revenue recognition policy.

v. Fiscal Period End Cut-off

We previously recorded numerous transactions as revenue in a given period, although the sales order was not completed until after the end of the fiscal period.

Revenue has been restated to record these transactions in the proper periods. Our policy has been amended to clearly reflect this key requirement. We have been training, and will continue to train, sales and finance personnel regarding our revenue recognition policy.

vi. Compliance and Internal Audit Functions

We appointed a compliance officer in late 2002. For purposes of independence, this function reports directly to the Governance Committee of the Board of Directors and to the General Counsel. Upon emergence from bankruptcy, we expect the new Board of Directors to appoint and convene a Corporate Governance Committee in the near future. Since January 2003, the compliance officer has been implementing a compliance program. As part of this process, he has been meeting with employees at various levels of the company on a regular basis to discuss and/or assist with revenue recognition and compliance matters. For instance, we have also substantially increased communications to company personnel concerning the fundamental importance of sound revenue recognition practices, and in particular, the unacceptability of side agreements. Further, we have created a compliance telephone “hotline” for the submission of anonymous complaints or concerns by employees or partners to a third party specializing in compliance reporting. Additionally, we have created a compliance page on our internal website to serve as a resource for our employees. We did not reach agreement on employment terms with the existing compliance officer (a consultant) for full time employment. Therefore, we expect that the new Board of Directors will hire a replacement compliance officer in the near term and we have identified from a pool of candidates an individual for the new Board’s consideration. The existing compliance officer has agreed to remain through the appointment of a new compliance officer and a reasonable transition period.

Revenue recognition and securities law training is planned for officers and employees involved in corporate level accounting and financial reporting, and for all senior operational officers. Revenue recognition training will also continue to be a requirement for all sales personnel.

We plan to hire an internal auditor in the near future. For purposes of independence, this function will report directly to the Audit Committee of the Board of Directors. Upon emergence from bankruptcy, we also expect the new Board of Directors to appoint and convene an Audit Committee in the near future.

b. Accounts Receivable

i. Accounts Receivable Factoring

We sold, or factored, receivables to multiple financial institutions during the Restatement Period. We recorded these factoring transactions as true sales of receivables, recording the cash received and removing the related receivables from the balance sheet, as if the risk of collection loss had passed to the buyer without recourse. However, based on the terms of the factoring agreements and based on our past servicing practices, these accounts receivable factoring arrangements should have been recorded as loans instead of sales of receivables. In other cases, we factored receivables recorded as part of fraudulent transactions.

As a result, the balance sheets in the Restatement Period have been restated to reflect the accounts receivable and related bank loans.

Should we decide to finance accounts receivable through a third party in the future, particular attention will be paid, through appropriate controls and processes, to ensure that: (a) related invoices are true and correct; (b) appropriate accounting entries are made to accurately record any such transactions; (c) we otherwise observe applicable accounting standards, including applicable disclosure standards; and (d) we adhere to the terms and conditions of any financing and related agreement(s).

ii. Improper Write-offs

Many accounts receivable balances arising from improperly recorded revenue transactions, as described above, were inappropriately charged to bad debt expense, cost of acquisitions, or accrued liabilities. The restated results reflect these transactions as reductions in previously reported revenue.

As noted above in the Current Condition of Internal Controls and Financial Reporting Procedures section, we are in the process of developing, documenting and communicating formalized accounting policies, procedures and practices. Our policies, when finalized, will address bad debt write-offs.

c. Mergers and Acquisitions

During the Restatement Period, we made several business acquisitions, some of which were not properly recorded. In certain cases, reciprocal licensing transactions were recorded as revenue from customers, instead of reducing acquisition cost. In other instances, the value of in-the-money stock options was not included as a cost of the acquisition. In many transactions, acquisition liability accruals were overstated and operating expenses (such as bad debts or revenue reversals) were improperly offset against the accrual.

The consolidated financial statements from the Restatement Period have been restated for these matters.

Should we decide to make any investment in, or acquire, or merge with any other entity, particular attention will be paid, through appropriate controls and processes, to ensure that: (a) the appropriate accounting entries are made to accurately record the transaction, such as not writing off unrelated accounts receivable to investment or acquisition related expenses; (b) we otherwise observe applicable accounting standards; and (c) we adhere to the terms and conditions of any investment or acquisition related agreement(s).

d. Stock Option Accounting

Because of our past stock options grant practices, many employee stock options contained exercise prices that were below the common stock market values on the dates the options were granted. Under APB Opinion No. 25, we should have recorded compensation cost equal to the aggregate difference between the fair value of the stock and the exercise price of the options granted. We also modified certain options that had previously been granted to employees to accelerate the vesting periods for these options. Under FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25” (“FIN 44”), the acceleration of vesting of stock options after June 30, 2000 could cause an accounting charge for the affected options. The consolidated financial statements, as restated, now reflect the appropriate accounting for stock options.

We intend to grant stock options in the future, pursuant to the 2003 Equity Incentive Plan. Presently all options will be granted by the Compensation Committee of our Board of Directors, although in the future the Compensation Committee may delegate to certain officers the ability to make routine grants to non-officer employees up to a certain amount, provided that the grants meet the requirements above with respect to determining the exercise price. We are aware of the major provisions in the 2003 Equity Incentive Plan, as approved, and the related accounting rules governing the treatment of stock options. Accordingly, we intend to affirmatively manage the process of granting stock options to ensure that applicable accounting standards are met, and to prevent the circumstances that contributed to the stock options-related accounting adjustments required in the Restatement.

e. Financial Books and Records

Since the spring of 2002, we have devoted the uninterrupted attention of numerous employees, consultants and outside auditors, and spent considerable resources, to correct the accounting errors that resulted in the Investigations, helped contribute to our Bankruptcy, and led to the Restatement. For the periods that were, or are, as the case may be, the subject of the Investigations – the three fiscal years ending March 31, 2002 – we now have, in the form of the Restatement, audited financial statements for fiscal 2000, 2001 and 2002.

We continue to expend substantial resources, internal and external, to complete the audit of our consolidated financial statements for fiscal 2003, and we expect to file a Form 10-K for this period as soon as practicable. We are also currently working to determine what additional restated or other periodic filings may be necessary to bring us current with respect to our public financial reporting obligations.

f. Offers and Sales of Securities

Should we decide to offer or sell company securities in the future, and for the reasons explained above, we will closely review at that time both the financial statements, and the underlying controls and procedures associated with generating such statements, that are used with any related registration statements and/or offering prospectuses.

Forward Looking Statements

This report contains forward-looking statements about Peregrine, including statements regarding plans for its internal controls and procedures. These statements are based on management’s beliefs and certain assumptions, estimates and projections. As a result, such statements are subject to numerous risks and significant uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. Consequently, such statements should not be regarded as a representation or warranty by Peregrine that such results will be realized. Peregrine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition to the matters discussed above under the caption “Discussion of Internal Control Structures and Procedures for Financial Reporting”, factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to the factors discussed below under the caption “Cautionary Statement for Investors” and other factors that are described from time to time in reports Peregrine files with the SEC, including, but not limited to, risk factors set forth in the Disclosure Statement in Support of the Fourth Amended Plan of Reorganization, dated May 29, 2003 and attached as Exhibit T3E-1 to the Application for Qualification on Form T-3 Peregrine filed with the SEC on July 7, 2003 and the risk factors contained in Form 8-K that Peregrine filed on July 18, 2003 regarding approval of its Plan of Reorganization.

Cautionary Statement for Investors

Trading in Peregrine’s securities is highly speculative and risky. Information that may be relevant to persons trading in Peregrine’s securities includes, without limitation, the following. Peregrine disclaims any intention or obligation to update or revise these cautionary statements and any information contained therein, whether as a result of new information, future events or otherwise.

•	On April 4, 2003, Peregrine filed with the SEC on Form 8-K audited financial results for the fiscal years ended March 31, 2002, 2001 and 2000. These results restated previously reported results for the first three quarters of fiscal 2002 and all of fiscal years 2001 and 2000. Peregrine has not published financial results for the fiscal year ended March 31, 2003. Peregrine also has not published restated quarterly results for quarters within the restatement period or issued quarterly results for quarters subsequent to the restatement period (i.e., for the quarters ended June 30, 2002, Sept. 30, 2002, Dec. 31, 2002 and June 30, 2003). Peregrine has not filed with the SEC amended Form 10-Q reports or Form 10-K reports for periods covered by the restatement, and it has not filed a Form 10-K for the periods ended March 31, 2002 or 2003, or a Form 10-Q report for the periods ended June 30, 2002, Sept. 30, 2002, Dec. 31, 2002 or June 30, 2003.

•	Although Peregrine has entered into a consent decree with the SEC, the Department of Justice’s investigation of Peregrine relating to events preceding Peregrine’s bankruptcy remains open. The SEC’s and DOJ’s investigations of individuals are continuing and may include current and former employees of Peregrine. The company is providing its full cooperation to the SEC and DOJ in their investigations and continues to provide them with documents that may be relevant to their investigations. Although the company is cooperating with these investigations, it does not have access to all the information available to the SEC and the DOJ. It is possible that new information could come to light as a result of the ongoing investigations. The ultimate impact of these investigations on Peregrine’s financial condition, results of operations, customer relations and management is uncertain, though Peregrine may face financial penalties and adverse reputational effects depending on the outcome of the investigations.

•	The most recently filed discussion describing Peregrine’s business is contained in the Disclosure Statement, dated May 29, 2003, which was amended or superceded in certain respects by the Fourth Amended Plan of Reorganization and the Confirmation Order entered on July 18, 2003. Section VII of the Disclosure Statement outlines several risk factors relating to Peregrine, its business and the bankruptcy proceeding. The Disclosure Statement is attached as Exhibit T3E-1 to the Application for Qualification on Form T-3 Peregrine filed with the SEC on July 7, 2003. The Fourth Amended Plan of Reorganization and the Confirmation Order are attached as Exhibits 2.1 and 2.2, respectively, to the Form 8-K Peregrine filed with the SEC on July 18, 2003. Because certain information in the Disclosure Statement has been amended or superceded by information contained in Fourth Amended Plan of Reorganization and the Confirmation Order, the Disclosure Statement must be read in conjunction with such documents.

•	The Form 8-K Peregrine filed on July 18, 2003 regarding approval of its Plan of Reorganization includes statements regarding (a) the timing of the initial or any interim or final distribution of New PSI Common Stock, (b) the amount of cash, the number of shares of New PSI Common Stock, and the principal amount of Reorganization Notes to which Peregrine’s creditors are entitled and (c) the amount of New PSI Common Stock that holders of claims against or interests in Peregrine are eligible to receive. Factors that could cause actual results to differ materially from these statements include, but are not limited to, the following (capitalized terms that are not otherwise defined in this release are as defined in the Fourth Amended Plan of Reorganization and/or the Confirmation Order and attached as Exhibits 2.1 and 2.2, respectively, to the Form 8-K Peregrine filed on July 18, 2003):

•	the ability to determine the number of shares of New PSI Common Stock to be distributed by the Stock Disbursing Agent on the schedule set forth in the Plan;

•	the amount of Class 8 Obligations in Peregrine’s Chapter 11 proceeding;

•	any election by Peregrine to extend the deadline by which the final distribution of Reserved New PSI Common Stock must be made;

•	the effect of any dispute with the Post-Emergence Equity Committee or others regarding the allocation of the Initial Class 9 Securities and the Reserved New PSI Common Stock between classes of claimants and interest holders under the Plan or the number of shares of the Initial Class 9 Securities and the Reserved New PSI Common Stock distributable under the Plan;

•	the effect of rounding on a holder’s Pro Rata share of distributions;

•	the inability of Peregrine to satisfy any applicable requirements for trading of New PSI Common Stock on the over the counter and other national markets or exchanges;

•	decisions made by securities market regulators that can effect the timing and methods of trading in the New PSI Common Stock; and

•	the possibility of future proceedings in and adjudications by the Bankruptcy Court.

•	Peregrine expects its securities initially to trade over-the-counter. Peregrine presently is unable to predict when or if its securities will be listed on a national securities exchange or quoted on the Nasdaq National Market System. Nasdaq Market Operations will determine the timing and the methods pursuant to which trading in New PSI Common Stock will commence. Peregrine advises you to check with your stockbroker to determine when and how trading will take place in the New PSI Common Stock. To the extent that active trading markets in Peregrine’s securities develop and persist, the prices at which such securities might trade depend upon a number of factors, including industry conditions, the performance of, and investor expectations for, Peregrine post-reorganization and market factors, such as the number of holders who may wish to dispose of their securities to raise funds or recognize losses for tax purposes or otherwise. Furthermore, prices will be set based on incomplete financial information, as described above, until such time as Peregrine is able to bring its public disclosures current.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2003

PEREGRINE SYSTEMS, INC.

By:	/s/ Kathryn Vizas

Kathryn Vizas
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 7, 2003, which appears as Exhibit 99.1 to Peregrine’s Current Report on Form 8-K filed on August 7, 2003 and which is incorporated herein by reference.

99.2	Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy, Inc., As Modified, dated July 14, 2003, which appears as Exhibit 2.1 Peregrine’s Current Report on Form 8-K filed on July 18, 2003 and which exhibit is incorporated herein by reference.

99.3	Disclosure Statement in Support of Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy, Inc., dated May 29, 2003, which appears as Exhibit T3E-1 to Peregrine’s Application for Qualification on Form T-3 filed by us on July 7, 2003 and which exhibit is incorporated herein by reference.

99.4	Confirmation Order, entered July 18, 2003, approving Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy, Inc., As Modified, dated July 14, 2003, which appears as Exhibit 2.2 Peregrine’s Current Report on Form 8-K filed on July 18, 2003 and which exhibit is incorporated herein by reference.